UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2023 (December 22, 2023)

SLAM CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40094	98-1211848
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hudson Yards, 47th Floor, Suite C New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(646) 762-8580

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-fourth of one redeemable warrant	SLAMU	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Class A Ordinary Shares included as part of the units	SLAM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Redeemable Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	SLAMW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 22, 2023, Slam Corp. (the “Company”) held an Extraordinary General Meeting of Shareholders (the “Shareholder Meeting”) to amend the Company’s amended and restated memorandum and articles of association (the “Articles”) to extend the date (the “Termination Date”) by which the Company has to consummate a business combination (the “Articles Extension”) from December 25, 2023 (the “Amended Termination Date”) to January 25, 2024 (the “Articles Extension Date”) and to allow the Company, without another shareholder vote, to elect to extend the Termination Date to consummate a business combination on a monthly basis for up to eleven times by an additional one month each time after the Articles Extension Date, by resolution of the Company’s board of directors if requested by Slam Sponsor, LLC, and upon five days’ advance notice prior to the applicable Termination Date, until December 25, 2024, or a total of up to twelve months after the Amended Termination Date, unless the closing of a business combination shall have occurred prior to such date (the “Extension Amendment Proposal”). The shareholders of the Company approved the Extension Amendment Proposal at the Shareholder Meeting and on December 27, 2023, the Company filed the Second Amendment to the Amended and Restated Memorandum and Articles of Association (the “Articles Amendment”) with the Registrar of Companies of the Cayman Islands, effective December 22, 2023.

The foregoing description is qualified in its entirety by reference to the Articles Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 22, 2023, the Company held the Shareholder Meeting to approve the Extension Amendment Proposal and a proposal to allow the adjournment of the Shareholder Meeting to a later date or dates, if necessary, (i) to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Shareholder Meeting, there were insufficient Class A ordinary shares, par value $0.0001 per share (the “Public Shares”), and Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares,” and together with the Public Shares, the “Ordinary Shares”), of the Company represented (either in person or by proxy) to approve the Extension Amendment Proposal or (ii) if the holders of Public Shares elected to redeem an amount of shares in connection with the Extension Amendment Proposal such that the Company would not adhere to the continued listing requirements of The Nasdaq Capital Market, each as more fully described in the definitive proxy statement filed by the Company on December 8, 2023.

As there were sufficient votes to approve the Extension Amendment Proposal and following redemptions in connection with the Extension Amendment Proposal, the Company adheres to the continued listing requirements of The Nasdaq Capital Market, the Adjournment Proposal was not presented to shareholders.

Holders of 34,418,945 Ordinary Shares of the Company held of record as of November 30, 2023, the record date for the Shareholder Meeting, were present in person or by proxy at the meeting, representing approximately 86.68% of the voting power of the Company’s ordinary shares as of the record date for the Shareholder Meeting, and constituting a quorum for the transaction of business.

The voting results for the Extension Amendment Proposal were as follows:

For	Against	Abstain
34,418,945	4,300,693	100

In connection with the vote to approve the Extension Amendment Proposal, the holders of 16,257,204 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.85 per share, for an aggregate redemption amount of approximately $176,359,122. After the satisfaction of such redemptions and receipt of the initial deposit of $80,000 to the Trust Account, the balance in the Trust Account will be approximately $98,558,243. As of December 20, 2023, there are 9,077,959 Public Shares outstanding.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Second Amendment to Amended and Restated Memorandum and Articles of Association.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2023	Slam Corp.

	By:	/s/ Himanshu Gulati
	Name:	Himanshu Gulati
	Title:	Chairman